Ex. 99.07

Southern Company
Financial Overview
As Reported
(In Millions of Dollars)

	Three Months Ended December			Year-To-Date December
	2021	2020	% Change	2021	2020	% Change
Southern Company –
Operating Revenues	$5,767	$5,117	12.7%	$23,113	$20,375	13.4%
Earnings (Loss) Before Income Taxes	(566)	307	N/M	2,576	3,496	(26.3)%
Net Income (Loss) Available to Common	(215)	387	N/M	2,393	3,119	(23.3)%

Alabama Power –
Operating Revenues	$1,394	$1,385	0.6%	$6,413	$5,830	10.0%
Earnings Before Income Taxes	59	162	(63.6)%	1,625	1,502	8.2%
Net Income Available to Common	49	128	(61.7)%	1,238	1,150	7.7%

Georgia Power –
Operating Revenues	$2,210	$1,938	14.0%	$9,260	$8,309	11.4%
Earnings (Loss) Before Income Taxes	(695)	118	N/M	416	1,727	(75.9)%
Net Income (Loss) Available to Common	(446)	164	N/M	584	1,575	(62.9)%

Mississippi Power –
Operating Revenues	$334	$277	20.6%	$1,322	$1,172	12.8%
Earnings Before Income Taxes	25	8	N/M	180	166	8.4%
Net Income Available to Common	26	14	85.7%	159	152	4.6%

Southern Power –
Operating Revenues	$606	$396	53.0%	$2,216	$1,733	27.9%
Earnings (Loss) Before Income Taxes	(27)	(32)	(15.6)%	154	210	(26.7)%
Net Income Available to Common	55	26	111.5%	266	238	11.8%

Southern Company Gas –
Operating Revenues	$1,386	$1,072	29.3%	$4,380	$3,434	27.5%
Earnings Before Income Taxes	201	305	(34.1)%	814	763	6.7%
Net Income Available to Common	150	230	(34.8)%	539	590	(8.6)%
N/M - Not Meaningful
Notes
- See Financial Highlights pages for discussion of certain significant items occurring during the periods